UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number)

301 N. Canon Drive, Suite 305		90210
Beverly Hills, CA		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 273-4222

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

See Item 5.02 which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2015, Genius Brands International, Inc., a Nevada corporation (the “Company”), entered into a Memorandum Regarding Services with Michael D. Handelman CPA, its Chief Financial Officer, effective as of November 1, 2015 (the “November Memorandum of Services”). The November Memorandum of Services supersedes the previous agreement between the Company and Mr. Handelman dated June 26, 2015.

Pursuant to the November Memorandum of Services, Mr. Handelman shall continue his engagement as the Company’s Chief Financial Officer for a period of one year from the effective date thereof, subject to renewal, in consideration for a fee of $10,000 per month plus reimbursement of certain out-of-pocket expenses.

The foregoing description of the November Memorandum of Services does not purport to be complete and is qualified in its entirety by reference to the full text of the November Memorandum of Services, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Memorandum Regarding Services between Genius Brands International, Inc. and Michael D. Handelman, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: October 23, 2015	By:	/s/ Andrew Heyward
	Name: Title:	Andrew Heyward Chief Executive Officer